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                                                                EXHIBIT 10.41

                    FIRST AMENDMENT TO SHAREHOLDERS AGREEMENT

        FIRST AMENDMENT TO SHAREHOLDERS AGREEMENT, dated as of _________, 1999 (the "Agreement"), by and among VoiceStream Wireless Corporation, a Washington corporation (the "Company"), Western Wireless Corporation, a Washington corporation ("WWC"), Hutchison Telecommunications Holdings (USA) Limited, a British Virgin Islands corporation ("Hutchison Holdings"), and Hutchison Telecommunications PCS (USA) Limited, a British Virgin Islands corporation ("Hutchison PCS"; each of Hutchison Holdings, Hutchison PCS, WWC and the Company is sometimes referred to herein as a "Party" and collectively as the "Parties").



        WHEREAS, the Company and WWC are parties to that certain Agreement and Plan of Distribution, dated as of ___________, 1999, pursuant to which, among other things, WWC has agreed, upon the terms and conditions set forth therein, to distribute the shares of the Company's Common Stock, no par value (the "Common Stock"), owned by it, which shares represent 80.1% of the issued and outstanding shares of Common Stock, to WWC's shareholders on the basis of one share of Common Stock for each one share of WWC's outstanding common stock (the "Spin-Off");



        WHEREAS, prior to the Spin-Off, Hutchison PCS is the owner of 19.9% of the issued and outstanding shares of Common Stock, and WWC, the Company and Hutchison PCS are Parties to that certain Shareholders Agreement, dated February 17, 1998 (the "Shareholders Agreement"), pursuant to which, among other things, certain agreements concerning the management and control of the Company, preemptive rights with respect to the Company's equity securities, registration rights with respect to the Common Stock, and certain other matters were set forth;

        WHEREAS, prior to the Spin-Off, Hutchison Holdings is the owner of 3,888,888 shares of the issued and outstanding Class A common stock of WWC, and as a result of the Spin-Off, will receive a like number of shares of Common Stock;

        WHEREAS, as of the effective date of the Spin-Off (the "Spin-Off Effective Date"), the Company and certain stockholders of the Company, including Hutchison Holdings and Hutchison PCS, intend to enter into a Voting Agreement (the "Voting Agreement"), setting forth, among other things, certain agreements concerning the management of the Company; and

        WHEREAS, simultaneously with the execution of the Voting Agreement, the Parties desire to terminate the Shareholders Agreement, except for certain provisions therein granting Hutchison PCS preemptive rights on equity securities issued by the Company, rights to designate directors and registration rights on the Common Stock owned by Hutchison PCS, all on the terms set forth herein.


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        NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

        1. Certain Definitions. For purposes of this Agreement, capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Shareholders Agreement as if such definitions were set forth herein, unless the context otherwise requires.

        2. Termination of Certain Provisions of the Shareholders Agreement. (a) Effective as of the Spin-Off Effective Date, the Shareholders Agreement is amended to delete WWC as a party thereto and from and after the Spin-Off Effective Date, (i) WWC shall have no further rights, obligations or liabilities of any nature whatsoever under the Shareholders Agreement; and (ii) neither the Company nor Hutchison PCS shall have any further rights against, or obligations or liabilities of any nature whatsoever to, WWC under the Shareholders Agreement.

               (b) Except as set forth in Section 2(c) below, the Parties hereby agree that, as of the Spin-Off Effective Date, all rights and obligations of the Parties under the Shareholders Agreement shall terminate.

               (c) Notwithstanding the termination of the rights and obligations of the Parties pursuant to Section 2(b) hereof, the Parties hereby agree that
(i) Hutchison PCS's preemptive right to purchase equity securities issued by the Company under Section 9 of the Shareholders Agreement shall survive the Spin-Off Effective Date until the termination in its entirety of Hutchison PCS's right to designate directors to the Board of Directors of the Company under Section 3 of the Voting Agreement, or, if earlier, the completion of an Investor 50% Transfer; (ii) Hutchison PCS's demand and piggyback registration rights under
Section 11 of the Shareholders Agreement shall survive the Spin-Off Effective Date until terminated in accordance with Section 11 of the Shareholders Agreement; (iii) Hutchison Holdings is hereby granted, with respect to the Common Stock which Hutchison Holdings will receive as a result of the Spin-Off with respect to its WWC Class A common stock, the same demand and piggyback registration rights as Hutchison PCS under Section 11 of the Shareholders Agreement, which rights shall survive the Spin-Off Effective Date until terminated in accordance with Section 11 of the Shareholders Agreement; and (iv) Hutchison PCS's right to transfer its right to designate directors and demand and piggyback registration rights to an Investor 50% Transferee shall continue until terminated in accordance with the Shareholders Agreement.

        3. Representations and Warranties.

        Each Party hereby represents and warrants, as to itself, to each other Party as follows:


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               (a) It is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation with full power and authority to execute, deliver and perform its obligations under this Agreement;

               (b) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on its part and this Agreement constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms; and

               (c) Neither the execution, delivery or performance of this Agreement by it, nor the consummation of the transactions contemplated hereby will, with or without the giving of notice of passage of time, or both conflict with, result in a default or loss of rights (or give rise to any right of termination, cancellation or acceleration) under, (i) any provision of its (or any of its Subsidiaries') certificate of incorporation or by-laws, (ii) any material note, bond, indenture, mortgage, deed of trust, contract, agreement, lease or other instrument or obligation to which it, or any of its Subsidiaries, is a party or by which it, or any of its Subsidiaries, or its, or any of its Subsidiaries', properties may be bound or affected, or (iii) any law, order, judgment, ordinance, rule, regulation or decree to which it, or any of its Subsidiaries, is a party or by which it, or any of its Subsidiaries, or any of its, or any of its Subsidiaries', properties are bound or affected.

        4. Effectiveness. This Agreement shall become effective on the Spin-Off Effective Date. If the Spin-Off Effective Date does not occur on or before December 31, 1999, (a) this Agreement shall terminate and be of no further force and effect whatsoever, and (b) the Shareholders Agreement shall remain in full force and effect without any amendment thereto whatsoever resulting from this Agreement and shall hereby be ratified, adopted and confirmed in all respects.

        5. Waiver; Amendments. Except as expressly provided otherwise herein, neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the Parties.

        6. Recapitalization, Exchanges, Etc. The provisions of this Agreement shall apply to the full extent set forth herein with respect to shares or other securities of the Company that may be issued to Hutchison PCS or Hutchison Holdings in respect of, in exchange for, or in substitution of the Common Stock.

        7. Notices. All notices, requests, demands and other communications hereunder shall be in writing and, except to the extent otherwise expressly provided in this Agreement, shall be deemed to have been duly given if delivered by same day or next day courier (guaranteed delivery) or mailed, registered mail, return receipt requested, or transmitted by telegram, telex or facsimile at such Party's address appearing below, or such other address as such Party may have furnished to the other Parties, in writing, in accordance with this Section
7. If a notice hereunder is transmitted by confirmed fax so as to arrive during normal business hours during a Business


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Day at the place of receipt, then such notice shall be deemed to have been given on such Business Day at the place of receipt or, if so transmitted to arrive after normal business hours during a Business Day at the place of receipt, then such notice shall be deemed to have been given on the following Business Day at the place of receipt. If such notice is sent by next-day courier it shall be deemed to have been given on the third Business Day at the place of receipt following sending and, if by registered air mail, on the tenth Business Day at the place of receipt following sending, provided, that the date of sending shall be deemed to be the date at the place of receipt at the time such notice is posted.

                                   (a) if to Hutchison PCS:

                                   Hutchison Telecommunications PCS (USA)
                                   Limited
                                   c/o Offshore Incorporations Limited
                                   P.O. Box 957
                                   Offshore Incorporations Centre
                                   Road Town, Tortola
                                   British Virgin Islands

                                   Tel: (809) 494-2233
                                   Fax: (809) 494-4885

                                   and

                                   Hutchison Telecommunications PCS (USA)Limited 22nd Floor, Hutchison House
                                   10 Harcourt Road
                                   Hong Kong
                                   Attention: Edith Shih

                                   Tel: (852) 2128-1232
                                   Fax: (852) 2128-1778

                                   With a copy (which shall not constitute
                                   notice) to:

                                   Dewey Ballantine LLP
                                   Suite 3907, Asia Pacific Finance Tower
                                   Citibank Plaza
                                   3 Garden Road
                                   Central, Hong Kong
                                   Attention: John A. Otoshi

                                   Tel: (852) 2509-7000
                                   Fax: (852) 2509-7088


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                                   (b) if to Hutchison Holdings:

                                   22nd Floor, Hutchison House
                                   10 Harcourt Road
                                   Hong Kong
                                   Attention: Edith Shih

                                   Tel: (852) 2128-1232
                                   Fax: (852) 2128-1778

                                   With a copy (which shall not constitute
                                   notice) to:

                                   Dewey Ballantine LLP
                                   Suite 3907, Asia Pacific Finance Tower
                                   Citibank Plaza
                                   3 Garden Road
                                   Central, Hong Kong
                                   Attention: John A. Otoshi

                                   Tel: (852) 2509-7000
                                   Fax: (852) 2509-7088

                                   (c) if to WWC:

                                   3650 131 Avenue SE
                                   Bellevue, Washington 98006
                                   Attention: Alan R. Bender, Esq.

                                   Tel: (425) 586-8014
                                   Fax: (425) 586-8080

                                   With a copy (which shall not constitute
                                   notice) to:

                                   Friedman Kaplan & Seiler LLP
                                   875 Third Avenue
                                   New York, New York 10022-6225
                                   Attention:  Barry A. Adelman, Esq.

                                   Tel:  (212) 833-1107
                                   Fax: (212) 355-6401

                                   (d) if to the Company:


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                                   3650 131 Avenue SE
                                   Bellevue, Washington 98006
                                   Attention: Alan R. Bender, Esq.

                                   Tel: (425) 586-8014
                                   Fax: (425) 586-8080

                                   With a copy (which shall not constitute
                                   notice) to:

                                   Friedman Kaplan & Seiler LLP
                                   875 Third Avenue
                                   New York, New York 10022-6225
                                   Attention:  Barry A. Adelman, Esq.

                                   Tel:  (212) 833-1107
                                   Fax: (212) 355-6401

        For purposes of this Section 7, a "Business Day" shall mean any day other than a Saturday, Sunday or legal holiday in New York, New York, Seattle or Hong Kong or any other day on which commercial banks in those locations are authorized by law or governmental decree to close.

        8. Successors and Assigns. Except as otherwise provided herein, this Agreement shall inure to the benefit of, and be binding upon, the successors and assigns of each of the Parties.

        9. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

        10. Entire Agreement. This Agreement constitutes the entire understanding of the Parties with respect to the subject matter hereof and supersedes all prior understandings among the Parties with respect to such subject matter.

        11. Applicable Law. The validity of this Agreement, its construction, interpretation and enforcement, and the rights of the Parties hereunder, shall be determined under, governed by and construed in accordance with the internal laws of the State of New York applicable to contracts formed in such State. Each Party agrees that, subject to Section 13 hereof, any suit, action or other proceeding arising out of this Agreement shall be brought and litigated in the courts of the State of New York or the United States District Court for the Southern District of New York and each Party hereby irrevocably consents to personal jurisdiction and venue in any such court and hereby waives any claim it may have that such court is an inconvenient forum for the purposes of any such suit, action or other proceeding.


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        12. Section Headings. The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part thereof.

        13. Arbitration. Any and all disputes, controversies or claims (each a "Dispute") between the Parties relating to the interpretation or enforcement or performance of this Agreement shall be resolved by binding arbitration by the Arbitration Institute of the Stockholm Chamber of Commerce in accordance with its rules, subject to the following provisions:

               (i) There shall be three arbitrators (the "Arbitrators"). Each Party shall appoint one arbitrator within 30 days after giving or receiving notice of the submission of a Dispute to arbitration. The two arbitrators appointed by the Parties shall appoint the third arbitrator. If a Party does not appoint an arbitrator within such designated period, or if the two appointed arbitrators fail to appoint a third arbitrator within 30 days after their appointment, the relevant appointment shall be made by the Arbitration Institute of the Stockholm Chamber of Commerce.

               (ii) The expenses of the arbitration shall be borne equally by WWC, on the one hand, and VoiceStream, on the other hand, and each Party shall bear its own legal fees and expenses; provided, however, that the Arbitrators shall have discretion to require that one Party pay all or a portion of the expenses of arbitration or the other Party's legal fees and expenses in connection with any particular arbitration.

               (iii) The Arbitrators shall determine whether and to what extent any Party shall be entitled to damages or equitable relief. No Party shall be entitled to punitive damages or consequential damages or shall be required to post a bond in connection with equitable relief.

               (iv) The Arbitrators shall not have the power to add to nor modify any of the terms or conditions of this Agreement. The Arbitrators' decision shall not go beyond what is necessary for the interpretation and application of the provisions of this Agreement in respect of the issue before the Arbitrators. The Arbitrators' decision and award or permitted remedy, if any, shall be based upon the issue as drafted and submitted by the respective Parties and the relevant and competent evidence adduced at the hearing(s).

               (v) The Arbitrators shall have the authority to award any remedy or relief provided for in this Agreement, in addition to any other remedy or relief (including provisional remedies and relief) that a court of competent jurisdiction could order or grant (but subject to the remedial limitations elsewhere set forth in this Agreement, including, but without limitation, the aforesaid prohibition against punitive and consequential damages). The Arbitrators written decision shall be rendered within sixty (60) days of the hearing. The decision reached by the Arbitrators shall be final and binding upon the Parties as to the matter in dispute. To the extent that the relief or remedy granted by the Arbitrators is relief or remedy on which a court could enter judgement, a judgement upon the award rendered by the Arbitrators may be entered in any court having jurisdiction thereof (unless in the case of an award of damages, the full amount of


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the award is paid within ten (10) days of its determination by the Arbitrators).
Otherwise, the award shall be binding on the Parties in connection with their continuing performance of this Agreement and in any subsequent arbitral or judicial proceeding between the Parties.

               (vi) The arbitration shall take place in Stockholm, Sweden, unless otherwise agreed by the Parties, and shall be conducted in the English language.

               (vii) The arbitration proceeding and all filing, testimony, documents and information relating to or presented during the arbitration proceeding shall be disclosed exclusively for the purpose of facilitating the arbitration process and for no other purpose.

               (viii) The Parties shall continue performing their respective obligations under this Agreement notwithstanding the existence of a Dispute while the Dispute is being resolved unless and until such obligations are terminated, expire or are suspended in accordance with the provisions hereof.

               (ix) The Arbitrators may, in their sole discretion, order a pre-hearing exchange of information including production of documents, exchange of summaries of testimony or exchange of statements of position, and shall schedule promptly all discovery and other procedural steps and otherwise assume case management initiative and control to effect an efficient and expeditious resolution of the Dispute. At any oral hearing of evidence in connection with an arbitration proceeding, each Party and its counsel shall have the right to examine its witnesses and to cross-examine the witnesses of the other Party. No testimony of any witness shall be presented in written form unless the opposing Party or Parties shall have the opportunity to cross-examine such witness, except as the Parties otherwise agree in writing.

               (x) Notwithstanding the dispute resolution procedures contained in this Section 13, either Party may apply to any court having jurisdiction (a) to enforce this Agreement to arbitrate, (b) to seek provisional injunctive relief so as to maintain the status quo until the arbitration award is rendered or the Dispute is otherwise resolved, or (c) to challenge or vacate any final judgment, award or decision of the Arbitrators that does not comport with the express provisions of this Section 13.

        14. Failure to Pursue Remedies. The failure of any Party to seek redress for violation of any provision of this Agreement shall not prevent a subsequent act, which would have originally constituted a violation, from having the effect of an original violation.

        15. Cumulative Remedies. The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any Party shall not preclude or waive its right to use any or all other remedies except as otherwise expressly provided in this Agreement. Such rights and remedies are given in addition to any other rights the Parties may have by law, statute, ordinance or otherwise.


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        16. Severability. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

        17. HTL. In the event Hutchison PCS shall exercise its preemptive rights under Section 9 of the Shareholders Agreement, Hutchison Telecommunications Limited, a corporation organized under the laws of Hong Kong, agrees to cause Hutchison PCS to perform its obligations under such Section 9 in accordance with its respective terms in connection with any such purchases (including causing or enabling Hutchison PCS to make payment).

        18. Further Assurances. Each party hereto at the request of the other party shall, from time to time, execute and deliver such other assignments, transfers, conveyances and other instruments and documents and do and perform such other acts and things as may be reasonably necessary or desirable for effecting complete consummation of this Agreement and the transactions herein contemplated.


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        IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

                                   WESTERN WIRELESS CORPORATION


                                   -------------------------------
                                   Name:
                                   Title:



                                   HUTCHISON TELECOMMUNICATIONS PCS
                                   (USA) LIMITED



                                   -------------------------------
                                   Name:
                                   Title:



                                   HUTCHISON TELECOMMUNICATIONS
                                   HOLDINGS (USA) LIMITED


                                   -------------------------------
                                   Name:
                                   Title:



                                   VOICESTREAM WIRELESS CORPORATION



                                   -------------------------------
                                   Name:
                                   Title:


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        The undersigned joins as a Party to this Agreement solely for the purpose of acknowledging and becoming bound by the provisions of Section 17 hereof.



                                   HUTCHISON TELECOMMUNICATIONS
                                   LIMITED



                                   -------------------------------
                                   Name:
                                   Title:


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